UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
_____________

FORM 8-K
_____________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 25, 2012

NATIONAL HOLDINGS CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-30929 (Commission File Number)	13-4087132 (IRS Employer Identification No.)

120 Broadway, 27th Floor, New York, NY  10271
(Address of Principal Executive Offices)

(212) 417-8000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01     Entry into a Material Definitive Agreement.

On July 25, 2012, National Holdings Corporation (the “Company”) issued a press release announcing that it had entered into an agreement to receive an additional $2 million in financing pursuant to an amendment of the previously announced Securities Purchase Agreement dated March 30, 2012, by and between the Company and National Securities Growth Partners LLC.  Upon the closing of this transaction, Robert Fagenson and Mark Klein will take on the role of Co-Executive Chairmen of the Company. Mark Goldwasser will serve as CEO and Leonard Sokolow, who had advised the Board of his contemplated resignation prior to this agreement, will continue to serve as non-executive Vice-Chairman and shall be a consultant to the Company for a minimum of 18 months.  Additionally, the Company will use $1.2 million of the additional $2 million in proceeds in partial satisfaction of indebtedness held by affiliates of St. Cloud Capital Partners II, L.P. evidenced by a 10% senior subordinated convertible promissory note in the original principal amount of $3 million, leaving a balance of $1.8 million with a maturity date that will be extended to January 31, 2013. A copy of the press release is attached as Exhibit 99.1 to this report.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 25, 2012, the Company and Leonard J. Sokolow executed Amendment No. 2 to Mr. Sokolow’s Employment Agreement (the "Consultancy Agreement"), whereby Mr. Sokolow resigned as President of the Company to serve instead in an independent consultancy capacity for an initial term expiring on December 31, 2013.  As a consultant, Mr. Sokolow will be available and shall provide to the Company and its affiliates professional consulting services in the area of general corporate, financial reporting, business development, advisory, operational, strategic, public company and broker-dealer matters as needed and requested.

Pursuant to such Consultancy Agreement, Mr. Sokolow has agreed to remain non-executive Vice Chairman of the Company’s Board of Directors.

Item 9.01    Financial Statements And Exhibits.

(d)	Exhibits.

99.1	Press release issued by National Holdings Corporation on July 25, 2012.

99.2	Amendment No. 2 to the Employment Agreement, dated July 25, 2012, by and between National Holdings Corporation and Leonard J. Sokolow.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Holdings Corporation (Registrant)

Date: July 25, 2012	By:	/s/ Mark Goldwasser
Mark Goldwasser Chief Executive Officer

INDEX TO EXHIBITS

Exhibit
Number	Description

99.1	Press release issued by National Holdings Corporation on July 25, 2012.

99.2	Amendment No. 2 to the Employment Agreement, dated July 25, 2012, by and between National Holdings Corporation and Leonard J. Sokolow.